Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of QuickLogic Corporation (the “Company”), of our report dated March 22, 2022, relating to the consolidated financial statements and schedule of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended January 2, 2022, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement

/s/ Moss Adams LLP

San Francisco, California

August 17, 2022